SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than Registrant [ ]

Check the appropriate box:

[   ]    Preliminary Proxy Statement

[   ]    Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))

[X]      Definitive Proxy Statement

[   ]    Definitive Additional Materials

[   ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                            Gibbs Construction, Inc.
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                (Name of Registrant as Specified In Its Charter)
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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.

[ ] Fee computed on table below per Exchange Acts Rules 14a-(6)(i)(1) and 0-11.

     1.  Title of each class of securities to which transaction applies.

     2.  Aggregate number of securities to which transaction applied:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4.  Proposed maximum aggregate value of transaction:

     5.  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[  ]     Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-12(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid.

     2.  Form, Schedule or Registration Statement No.:

     3.  Filing Party:

     4.  Date Filed:

                            GIBBS CONSTRUCTION, INC.
                1515 East Silver Springs Boulevard - Suite 118.4
                                 Ocala, FL 34470
                            Facsimile (352) 502-4783

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To Be Held February 1, 2007

TO THE STOCKHOLDERS OF GIBBS CONSTRUCTION, INC.:

      Notice is hereby given that a Special Meeting of Stockholders of Gibbs Construction, Inc. (the "Company") will be held at 10:00 a.m. on Thursday, February 1, 2007 at the Richardson Renaissance Hotel, 900 E. Lookout Drive, Richardson, TX 75082, for the following purposes (the "Proposed Amendments"):

           1. To approve an amendment to reorganize the capital structure of the Company by amending the Company's Restated Certificate of Incorporation which will

           (i) effect a one for eight reverse stock split of our Common Stock;

           (ii) increase the number of authorized shares from 15,000,000 to 150,000,000, changing the par value of the Common Stock to $0.001 per share; and

           (iii) authorize 2,000,000 shares of preferred stock, par value $0.001 per share, granting the directors the power to establish the rights, powers, and privileges of a series of preferred stock.

           Each of the above matters (the "Capital Restructuring") will be submitted separately to stockholders for approval but none will be implemented unless all are approved.

           2. To approve an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to Acacia Automotive, Inc.

           3. To transact such other business as may properly come before the Special Meeting or at any adjournments or postponements thereof.

      The Board of Directors has fixed the close of business on December 29, 2006, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the Special Meeting of Stockholders and at any adjournments or postponements thereof.

                                      By Order of the Board of Directors

                                      /s/ Steven L. Sample
                                      Steven L. Sample
                                      Chief Executive Officer

Ocala, Florida
January 16, 2007
                             YOUR VOTE IS IMPORTANT
    If you do not expect to attend the Special Meeting, or if you do plan to attend but wish to vote by proxy, please complete, sign, date and return promptly the enclosed proxy card in the enclosed postage-paid envelope.

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





                            GIBBS CONSTRUCTION, INC.
                1515 East Silver Springs Boulevard - Suite 118.4
                                 Ocala, FL 34470


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                                 PROXY STATETEMT
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                         SPECIAL MEETING OF STOCKHOLDERS
                         to be held on February 1, 2007

General


      This Proxy Statement is being furnished to the holders of the common stock, $0.01 par value per share (the "Common Stock") of Gibbs Construction, Inc., a Texas corporation (the "Company" or "Gibbs"), in connection with the solicitation by the Company at the direction of the Board of Directors of proxies for use at a Special Meeting of Stockholders to be held on February 1, 2007 (the "Special Meeting") commencing at 10:00 a.m., at the Richardson Renaissance Hotel, 900 E. Lookout Drive, Richardson, TX 75082, and at any adjournments or postponements thereof. The matters to be considered and acted upon at the meeting are described below in this Proxy Statement.

      The principal executive offices of the Company are located at 1515 East Silver Springs Boulevard - Suite 118.4, Ocala, FL 34470. The approximate mailing date of this Proxy Statement and the accompanying proxy is January 18, 2007.


      The expense of preparing, printing, and mailing the form of proxy and the material used in the solicitation thereof will be borne by the Company. In addition to the use of the mails, proxies may be solicited by personal interview, telephone, and telegram by directors, officers, and employees of the Company. Arrangements have been made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held by record by such persons, and the Company will reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

Voting Rights and Votes Required

      Only stockholders of record at the close of business on December 29, 2007, will be entitled to notice of, and to vote at, the Special Meeting. As of such record date, the Company had outstanding 8,060,000 shares of Common Stock. Each stockholder is entitled to one vote for each share of Common Stock held on the matters to be considered at the Special Meeting. The holders of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the meeting. Shares of Common Stock present in person, or represented by proxy (including shares of Common Stock, which abstain or do not vote, with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the meeting. If a broker or nominee holding stock in "street name" indicates on the proxy that it does not have discretionary authority to vote as to a matter, those shares of Common Stock will not be considered as present and entitled to vote with respect to such matter.

      The affirmative vote of the holders of the majority of shares of Common Stock entitled to vote at the Special Meeting is required for the approval of the proposals to amend the Restated Certificate of Incorporation of the Company. Abstentions and "broker non-votes" will have the effect of a vote against the proposed amendments. A "broker non-vote" occurs when a broker does not have discretionary authority with respect to a particular proposal (i.e. it is not considered "routine") and has not received instructions from the beneficial owner of the shares. Generally, brokers have discretion to vote shares on what are deemed to be "routine" matters, which, in most cases, include the approval of reverse stock splits.

      The accompanying proxy may be revoked at any time before it is exercised by giving a later proxy, notifying the Secretary of the Company in writing, or voting in person at the meeting.

STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES OF COMMON STOCK REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE SPECIAL MEETING AND NOT REVOKED WILL BE VOTED AT THE SPECIAL MEETING AS DIRECTED BY THE PROXY. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE SPECIAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth information about the beneficial ownership of our common stock as of December 29, 2006. The last two columns describe shares assuming all stockholder resolutions described herein are adopted and related plans implemented:




                                                                    Percent          Number              Percent
                                                                    of All          of Shares            of All
                                         Number of Shares         Outstanding       of Common          Outstanding
                                             of Common              Common          Stock to          Common Stock
                                          Stock Owned(2)          Stock Owned      be Owned(1)       to be Owned(2)
Beneficial Owner(1)                         (Pre-Split)           (Pre-Split)     (Post-Split)        (Post-Split)
-------------------                     ------------------     ---------------    -------------      -------------
Steven L. Sample                            4,000,000                49.6%            9,142,500(3)      89.4%
1515 East Silver Springs Boulevard
Suite 118.4
Ocala, FL  34470

Danny R. Gibbs                                500,000                 6.2%               62,500          0.6%
1515 East Silver Springs Boulevard
Suite 118.4
Ocala, FL  34470

Linda M. Myers(4)                                   -                  -%                  -              -%
1515 East Silver Springs Boulevard
Suite 118.4
Ocala, FL  34470

L. Palmer Sample(5)                           500,000                 6.2%               62,500          0.6%
3922 SW 103rd Lane
Ocala, FL 34476

C. Scott Sample(5)                            500,000                 6.2%               62,500          0.6%
6280 Scottsville-Navilleton Road
Floyds Knobs, IN 47119

All executive officers and
   directors as a group (four persons)      4,500,000                55.8%            9,205,000         90.0%



(1) The post-split shares assume ratification of the Capital Restructuring and implementation of the director's resolution to issue shares following the amendment. The amounts to be issued are 8,117,500 shares of Common Stock to be issued on a post-split basis to Mr. Sample, 450,000 shares to be issued to the spouse of Ms. Myers on a post-split basis, and 100,000 shares of Common Stock on a post-split basis to be issued to a previous creditor of the Company plus an aggregate of 525,000 shares of preferred stock to be issued to Mr. Sample and the spouse of Ms. Myers with Mr. Sample having the right to vote the shares to be owned by the spouse of Ms Myers. With respect to the number of votes held by Mr. Sample following the adoption of the proposals and the issuance of the Common Stock and Preferred Stock as described herein, Mr. Sample's percentage would increase to 34,867,500 votes or 97.1% of the total number of votes. This total is based on the 500,000 shares of Common Stock Mr. Sample would own after the effectiveness of the one for eight reverse split plus the 8,117,500 shares of Common Stock and the voting rights for 525,000 shares of Common Stock Mr. Sample to be issued to Mr. Sample in consideration of Company expenses paid by Mr. Sample and upon the effectiveness of the capital restructuring described under Proposals 1, 2, and 3. See Footnote 3 to this table and Proposal No. 1, 2, and 3.

(2) Reflects shares of Common Stock to be issued following the adoption of the proposals set forth herein as well as Preferred Stock to be similarly issued, said preferred stock indicated on an as converted basis. See General.


(3) The 9,142,500 is determined as follows: (i) the 4,000,000 shares of Common Stock presently owned by Mr. Sample will become 500,000 shares of Common Stock upon the effectiveness of the reverse stock split; (ii) upon the effectiveness of Proposal No. 1, the Company will issue to Mr. Sample 8,117,500 shares of Common Stock and 500,000 shares of preferred stock which are convertible into 500,000 shares of Common Stock; and (iii) Mr. Sample has a voting agreement for 25,000 shares of preferred stock to be owned under the same circumstances and restrictions by the spouse of Ms. Myers. See "Proposal No. 1, 2, and 3"

(4) Excludes 212,800 shares of Common Stock, 450,000 shares of Common Stock to be issued following the adoption of these resolutions, and 25,000 shares of preferred stock presently owned or to be owned by the spouse of Ms. Myers or her spouse's affiliates as to which Ms. Myers denies beneficial ownership. With respect to shares that will be issued to Mr. Sample and Ms. Myers's spouse or her spouse's affiliates. See General.

(5)      L. Palmer Sample and C. Scott Sample are the sons of Steven L. Sample.

                          DESCRIPTION OF CAPITAL STOCK

      The Company's capital stock currently consists of 15,000,000 shares of Common Stock, $0.01 par value per share, of which 8,060,000 shares were issued and outstanding as of December 29, 2006. Although the bankruptcy court permitted the Company to amend its articles of incorporation to issue 1,000,000 shares of preferred stock to a creditor, that amendment was not filed with the Secretary of State of Texas, and the creditor has agreed to accept 100,000 shares of Common Stock on a post-split basis in lieu of said preferred stock.

Common Stock

      Voting Rights. The holders of our common stock have one vote per share and are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority or, in the case of election of directors, by plurality of the votes cast at a meeting at which a quorum is present and voting together as a single class, subject to any voting rights granted to the holders of any then outstanding preferred stock.

      Dividends. Holders of common stock are entitled to receive any dividends declared by our board of directors, subject to the preferential rights of any preferred stock then outstanding. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

      Other Rights. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled preferential to share ratably in any assets available for distribution to holders of shares of common stock. No holders of shares are subject to redemption or have preemptive rights to purchase additional shares of common stock.

      Changes in Common Stock upon approval of the proposed restructuring. See "Proposal No. 2". The number of shares of Common Stock authorized will be increased from 15,000,000 to 150,000,000 shares and the par value of the Common Stock will be changed to $0.001 per share.


Preferred Stock

      Preferred Stock arising from bankruptcy proceeding. The bankruptcy court permitted the Company to amend its Certificate of Incorporation to authorize the issuance of 1,000,000 shares of Preferred Stock, although this amendment was never filed with the Secretary of State of Texas. Those provisions provided for a 6% non-cumulative dividend when and if declared and prohibited the Company from paying any dividend on the Common Stock unless a 6% dividend was made to the holders of the Preferred Stock. Those provisions prohibited that Preferred Stock from having any voting rights or powers whatsoever and prevented conversion into any other class of stock of the Company. It did provide that upon any voluntary or involuntary liquidation or winding up of the Company, the holders of said preferred stock were entitled to $0.20 per share, or an aggregate of $200,000 prior to any distribution to any other class of stock.

      Exchange of rights for Preferred Stock. On October 27, 2006, the creditor entitled to receive said preferred stock agreed to forgo any right thereto upon the issuance of 100,000 shares of the Company's Common Stock, said 100,000 shares to be upon a post-split basis.


      New Preferred Stock. The proposed restructuring of our capital (See "Proposal No. 3") would authorize the establishment of 2,000,000 shares of preferred stock. This proposal would permit the board of directors, in its sole discretion, to establish any series of preferred, so long as the total number of shares did not exceed 2,000,000 shares, without the consent or other approval of the Company's stockholders. Accordingly, the stockholders would not be able to determine the voting, dividend, liquidation and redemption rights of any additional preferred stock, matters that would be left in the sole discretion of the board of directors. The board of directors has approved, upon the approval of the Capital Restructuring summarized under the caption "Proposal No. 3" set forth herein to establish a new series of preferred stock and issue a total of 525,000 shares.

      Voting Rights of the Preferred to be Issued. The shares of preferred stock, to be identified as Series A Preferred Stock, will be entitled to 50 votes for each share held and the holders of the Series A Preferred Stock are entitled to vote on each matter to be voted on by the stockholders of the Company.

      Restrictions on Transfer of the Series A Preferred Stock. Holders of the Series A Preferred Stock may not transfer any shares of Series A Preferred Stock, whether by sale, assignment, exchange, gift, bequest, appointment or otherwise, except to a permitted transferee, as defined, said permitted transferee being one who holds the shares for estate planning purposes. If any person other than the original holder and a permitted transferee of the Series A Preferred Stock acquires, the Series A Preferred Stock automatically converts, on a one for one basis, into Common Stock.

      Automatic Conversion of the Series A Preferred Stock. Each share of Series A Preferred Stock automatically converts into one share of Common Stock upon the death of the original holder or upon the transfer of the shares to any person other than for estate planning purposes.

      Other provisions of the Series A Preferred Stock. The Series A Preferred Stock may not be redeemed, participates ratably on a share for share basis in any dividend paid on Common Stock and participates ratably with Common Stock on a share for share basis in the event of any liquidation of the Company.

Shares Reserved for Issuance

      The Company has not established any stock option plan although it anticipates proposing one to the Company's shareholders at the Company's next annual meeting. It anticipates reserving 100,000 shares to be issued pursuant to warrants for Automotive Properties, LLC. See "Change of Control."

                                CHANGE OF CONTROL


      On August 15, 2006, Steven L. Sample entered into an agreement with Thacker Asset Management, LLC to acquire 4,000,000 shares of the Company's Common Stock for $50,000 cash which represents 49.6% of the issued and outstanding shares of the Company's Common Stock as of December 29, 2006. The $50,000, as well as other expenses of the Company, expenses that were in excess of $110,000 as of September 30, 2006, paid by Mr. Sample came from the personal funds of Mr. Sample as well as a loan to Mr. Sample in the amount of $125,000 from Automotive Properties, LLC. Mr. Sample paid a total of $25,000 of the Company's obligations to its former stock transfer agent and its bankruptcy counsel for which the Company agreed to issue the 8,117,500 shares pf Common Stock (post-split) and 500,000 shares of preferred upon the effectiveness of Proposal No. 1. See "Proposal No. 1".

                                     GENERAL

      An individual, Steven L. Sample, recently funded several expenses of the Company, including attorney fees to close the Company's bankruptcy proceeding, other legal fees, and stock transfer fees, expenses that exceeded $110,000 as of September 30, 2006. Mr. Sample did so for the purpose of having a public entity that would acquire operating assets, automobile auctions in particular, to be placed into the Company. Although Mr. Sample has held no discussions with any potential automobile auction regarding its possible acquisition by the Company, the purpose of these amendments is to establish a corporate structure that will permit Mr. Sample to implement his strategy and enable the Company to issue Mr. Sample securities for expenses of the Company Mr. Sample has paid.

      To reflect the new business purpose of the Company, the board of directors has recommended that the Company's stockholders approve a resolution to amend the Company's Restated Certificate of Incorporation that will change the name of the Company to Acacia Automotive, Inc. The board of directors has also approved, subject to approval by the Company's stockholders, an amendment to the Company's Restated Certificate of Incorporation that will change the Company's capital structure. This proposed amendment would (i) effect a one for eight reverse stock split of our Common Stock; (ii) increase the number of authorized shares of Common Stock to from 15,000,000 to 150,000,000; (iii) authorize 2,000,000 shares of preferred stock, granting the directors the power to establish the rights, powers, and privileges of a series of preferred stock.


      While each part of the proposed amendment reorganizing the Company's capital structure is to be voted on separately, this amendment will not be filed unless all three parts are adopted. Upon approval of the amendments by the Company's stockholders, we will immediately file the Amendment with the Secretary of State of Texas, and it will become effective on the date of such filing (the "Effective Date").

      If the Proposed Amendments are approved by stockholders the Proposed Amendments will be filed with the Secretary of State of the State of Texas, subject to the right to abandon the amendments as permitted under Section 4.02a.(4) of the Texas Business Corporation Act.

      For expenses Mr. Sample has advanced for the Company, the Company has, subject to ratification of these amendments by its stockholders, agreed to issue 8,117,500 shares of Common Stock, on a post split basis, to Mr. Sample and 450,000 shares to the spouse of Ms. Myers. The Company has similarly agreed to issue 500,000 shares and 25,000 shares, respectively, of Series A Preferred stock to Mr. Sample and the spouse of Ms. Myers.

      Because the Company lacks a sufficient number of shares of Common Stock authorized, currently 15,000,000 shares, to meet the commitment to issue the Common Stock or Preferred Stock to Mr. Sample, the Company's Chief Executive Officer, Mr. Sample has a direct interest in having the number of shares of Common Stock authorized increased to 150,000,000 and to the authorization of the Preferred Stock which permits the directors to establish the Series described herein. Similarly, the spouse of Ms. Myers will receive 450,000 shares of Common Stock and 25,000 shares of Series A Preferred and said spouse has a direct interest in the approval of the proposals described herein.

      Assuming that the Capital Restructuring is approved, that is, the reverse stock and that the shares of common and preferred stock are issued and converted, there will be 150,000,000 common shares authorized and approximately 10,200,000 common shares outstanding. The Board of Directors will be authorized to issue the remaining 139,800,000 shares of Common Stock without having to obtain the approval of the Corporation's shareholders. The Company plans to issue up to 10,000,000 shares of Common Stock, on a post split basis, in a capital raising transaction. The issuance of the additional shares would dilute the proportionate interest of current shareholders in the Company.

      The purpose for each part of the amendments is described below.

                                 PROPOSAL NO. 1

     APPROVAL OF THAT PORTION OF THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION REORGANIZING THE CAPITAL STRUCTURE THAT WILL EFFECT A ONE FOR EIGHT REVERSE STOCK SPLIT OF OUR COMMON STOCK.

      The Amendment to the Restated Certificate of Incorporation provides that each eight shares of common stock outstanding on the Effective Date will be exchanged for one post-Reverse Split share of the Company's common stock ("New Common Stock"). No fractional shares or scrip will be issued; rather, shareholders who would otherwise be entitled to a fractional share as a result of the Reverse Split will be issued one whole share of New Common Stock in lieu of the fraction.

      The one for eight reverse stock split will reverse the number of shares to 1,007,500 of which 500,000 shares will be owned by Mr. Sample.

      Following the acquisition of operating assets, management of the Company desires to have a price per share in the trading market of at least $5.00 per share, largely based upon the possibility of the stock being technically defined as a penny stock. If a security does not trade on a stock exchange and has a market price that is less than $5.00 per share, the stock qualifies as a "penny stock." SEC Rule 15g-9 under the Securities Exchange Act of 1934 imposes additional sales practice requirements on broker-dealers that recommend the purchase or sale of penny stocks to persons other than those who qualify as an "established customer" or an "accredited investor." Most institutional investors will not invest in penny stocks, and many brokerage firms will discourage their customers from purchasing penny stocks and will not recommend a penny stock to their customers. Additionally, the brokerage commissions on the purchase or sale of stock with a relatively low per share price generally tend to represent a higher percentage of the sales price than the commission charges on a stock with a relatively high per share price. The Board of Directors believes these issues are best addressed by increasing the value per share of the common stock, which it anticipates will occur as a result of the Reverse Split.

      The price of shares of Common Stock that are contemplated being offered is determined by management's, particularly that of Mr. Sample, judgment about the potential profitability of an acquired automobile auction and the effect of that profitability on the price of the stock. Without a reverse stock split, management of the Company believes that a large number of shares would have to be issued to raise the capital and, given the large number of shares, would have to be issued at a low price relative to the earning power of the industry into which the Company plans to enter.

      There can be no assurance that the price of the stock will exceed $5.00 per share if the plan, as contemplated is implemented.

      A low stock price can have the effect of reducing the liquidity of a corporation's stock.

      The New Common Stock will not be different from the common stock held by the Company's stockholders prior to the Reverse Split. The stockholders will have the same relative rights following the Effective Date as they had prior to the Effective Date, except to the extent the proportion of shares that they own is affected by the issuance of fractional shares.

      THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE SHARES THAT ARE ISSUED AND OUTSTANDING IS REQUIRED TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THAT PORTION OF THE CAPITAL RESTRUCTURING, PART OF WHICH WILL EFFECT A ONE FOR EIGHT REVERSE STOCK SPLIT OF OUR COMMON STOCK. ALL PROXIES SOLICITED ON BEHALF OF THE COMPANY BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE FORM OF PROXY. WHERE NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED "FOR" PROPOSAL NO. 1.

                                 PROPOSAL NO. 2

      APPROVAL OF THAT PORTION OF THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION REORGANIZING THE CAPITAL STRUCTURE THAT WILL INCREASE THE NUMBER OF AUTHORIZED SHARES TO FROM 15,000,000 TO 150,000,000, CHANGING THE PAR VALUE OF THE COMMON STOCK FROM $0.01 PER SHARE TO $0.001 PER SHARE.

      The Company plans to purchase several automobile auctions using additional cash obtained through the issuance of Common Stock to acquire those operations. The Company may also use Common Stock as part of the consideration to acquire operations. Without a reverse stock split and an attendant increase in the number of authorized shares of the Company's common stock, the board of directors believes that there would not be a sufficient number of shares authorized to permit the funding and any possible acquisition utilizing shares, particularly since Mr. Sample has not been issued any shares by the Company for the expenses he has paid for the Company. Accordingly, the Company seeks to increase the number of authorized shares to 150,000,000. As an ancillary part of this increase, the par value of the stock will be decreased from $0.01 per share to $0.001 per share, a change that will reduce the minimum amount of consideration that must be paid for a share from $0.01 per share to $0.001 per share, a difference that the management of the Company does not believe to be material.

      THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE SHARES THAT ARE ISSUED AND OUTSTANDING IS REQUIRED TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THAT PORTION OF THE CAPITAL RESTRUCTURING WHICH WILL INCREASE THE NUMBER OF AUTHORIZED SHARES TO FROM 15,000,000 TO 150,000,000, CHANGING THE PAR VALUE OF THE COMMON STOCK FROM $0.01 PER SHARE TO $0.001 PER SHARE. ALL PROXIES SOLICITED ON BEHALF OF THE COMPANY BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE FORM OF PROXY. WHERE NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED "FOR" PROPOSAL NO. 2.

                                 PROPOSAL NO. 3

      APPROVAL OF THAT PORTION OF THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION REORGANIZING THE CAPITAL STRUCTURE THAT WILL AUTHORIZE 2,000,000 SHARES OF PREFERRED STOCK, GRANTING THE DIRECTORS THE POWER TO ESTABLISH THE RIGHTS, POWERS, AND PRIVILEGES OF A SERIES OF PREFERRED STOCK.

      Presently, the Company may not issue any shares of preferred stock without Company's stockholders authorization. This portion of the Capital Restructuring would authorize the establishment of 2,000,000 shares of preferred stock. This proposal would permit the board of directors, in its sole discretion, to establish any series of preferred, so long as the total number of shares did not exceed 2,000,000 shares, without the consent or other approval of the Company's stockholders. Accordingly, the stockholders would not be able to determine the voting, dividend, liquidation and redemption rights of any additional preferred stock, matters that would be left in the sole discretion of the board of directors.

      Any series of preferred stock may possess voting, dividend, liquidation and redemption rights superior to those of the Company's Common Stock. The rights of the holders of Common Stock will be subject to and may be adversely affected by the rights of the holders of any of the Preferred Stock that may be issued in the future. Issuance of a series of Preferred Stock, or providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire, or discourage a third party from acquiring our outstanding shares of Common Stock and make removal of the Board of Directors more difficult. The Company has no shares of Preferred Stock currently authorized.

      As indicated above, the Company does have plans to issue 525,000 shares of preferred stock. While this stock is convertible into Common Stock on a share for share basis and would participate in any liquidation on the same basis, each share of preferred stock has 50 votes on all matters to be voted on by the shareholders of the Corporation. Of the 525,000 shares to be issued as Series A Preferred, 500,000 would be issued to Mr. Sample and 25,000 shares to the spouse of Ms. Myers. Accordingly, after the adoption of the amendments set forth herein and with the irrevocable proxy of the holder of the remaining votes, Mr. Sample would have 34,867,500 votes of the total votes of 35,924,000, or 97.2% of the total votes. Accordingly, any third party would, for the reasonably foreseeable future require Mr. Sample's consent to acquire the Company or have influence without Mr. Sample's consent.

      The purpose of the issuance of the preferred stock to Mr. Sample is that the success or failure of the Company will be with Mr. Sample and his initiative. The voting provisions of the proposed stock would assure Mr. Sample's control to effect the business plan. Nonetheless, the provision would significantly inhibit the ability of any stockholder or group of stockholders to implement a plan other than that contemplated or approved by Mr. Sample.

      A copy of the proposed designations of rights and preferences is attached hereto.


      THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE SHARES THAT ARE ISSUED AND OUTSTANDING IS REQUIRED TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THAT PORTION OF THE CAPITAL RESTRUCTURING WHICH WILL AUTHORIZE 2,000,000 SHARES OF PREFERRED STOCK, GRANTING THE DIRECTORS THE POWER TO ESTABLISH THE RIGHTS, POWERS, AND PRIVILEGES OF A SERIES OF PREFERRED STOCK. ALL PROXIES SOLICITED ON BEHALF OF THE COMPANY BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE FORM OF PROXY. WHERE NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED "FOR" PROPOSAL NO. 3.

                                 PROPOSAL NO. 4

APPROVAL OF AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO ACACIA AUTOMOTIVE, INC.

Reasons for amending the Articles of Incorporation to change the name.

      The Board of Directors of the Company has adopted a resolution to change the name of the corporation from Gibbs Construction, Inc. to "Acacia Automotive, Inc." The primary purpose of the name change is to better represent the corporation's anticipated business, the owning and operation of automobile auctions. The Board of Directors has determined to change the corporation's name to better indicate the nature of the corporation's business.

      THE AFFIRMATIVE VOTE OF THE MAJORITY OF THE SHARES THAT ARE ISSUED AND OUTSTANDING IS REQUIRED TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO CHANGE THE COMPANY'S NAME TO ACACIA AUTOMOTIVE, INC. ALL PROXIES SOLICITED ON

BEHALF OF THE COMPANY BY THE BOARD OF DIRECTORS WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS ON THE FORM OF PROXY. WHERE NO SPECIFICATION IS MADE, PROXIES WILL BE VOTED "FOR" PROPOSAL NO. 2.

Previous compensation to officers of the Company

      For the last three fiscal years, the Company has been inactive, without a Chief Executive Officer. No officer or director of the Company has received compensation and, except as described herein, there are no plans to issue stock or other compensation to officers of the Company. Upon funding of a private placement, the Company anticipates paying to Mr. Sample a base salary of $150,000.

                          EXCHANGE OF STOCK CERTIFICATE

      Certificates for the corporation's common stock that recite the name "Gibbs Construction, Inc." will continue to represent shares of the corporation after the Effective Date. If, however, a shareholder wishes to exchange his certificate for a certificate reciting the name "Acacia Automotive, Inc." after the Effective Date, he may do so by surrendering his certificate to the corporation's Transfer Agent with a request for a replacement certificate and the appropriate stock transfer fee. Gibbs Construction, Inc.'s Transfer Agent is:

                Pacific Stock Transfer Company
                500 E. Warm Springs Road - Suite 240
                Lax Vegas, NV  89119
                Phone:  (702) 361-3033
                Fax:  (702) 433-1979

                               OTHER MATTERS

      The Company has not held an annual meeting of stockholders for several years. It anticipates holding such meeting in the Spring of 2007. Any stockholder desiring to submit a proposal for consideration at that meeting should submit it at a time reasonably in advance of the Spring of 2007.

      Certain information set forth in the Company's Form 10-K for the fiscal year ended December 31, 2005, is set forth on the immediately following pages.

                              NO DISSENTERS RIGHTS

      Under Texas law, shareholders are not entitled to dissenters' rights with respect to any of the transactions described in this Proxy Statement.



January 17, 2007



By Order of the Board of Directors

Item 6. Management's Discussion and Analysis or Plan of Operations.

      For each of the fiscal years ended December 31, 2003, 2004, and 2005, the Company had no operations, income, expenses, assets or liabilities or other activity. With the funding by Mr. Sample of the costs of completing the Company's bankruptcy proceeding, which was completed in June 2006, Mr. Sample commenced a plan to revive the Company by acquiring automobile auctions. This plan required the funding by Mr. Sample of certain Company debts which, although discharged in the bankruptcy proceeding, required payment to commence operating as a public entity. Further, the revival of the Company as a public entity required substantial expenditures for legal and accounting fees, among other costs.
      The implementation of Mr. Sample's plan required the reorganizing of the Company's capital structure, a plan that is anticipated to be completed in the early Winter of 2006, 2007. Simultaneously, it required the raising of additional capital, a process which is anticipated to be completed in early 2007. With the additional capital, the Company will attempt to acquire automobile auctions. The plan for an acquired auction or auctions will depend upon the auction or auctions acquired. The Company will not hold any discussions with any potential auction to be acquired until the Company has completed the reorganizing of its capital structure. See Item 1. - Description of Business.

Without a successful raising of additional capital of at least $1,000,000, the Company will not be able to commence operations

Item 8. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure.

         None

                             ACACIA AUTOMOTIVE, INC.

                       (FORMERLY GIBBS CONSTRUCTION, INC.)



                          INDEX TO FINANCIAL STATEMENTS


                                                                       Page

         Report of Independent Registered Public Auditing Firm.........F-2

         Balance Sheets, December 31, 2003, 2004 and 2005..............F-3

         Statement of Stockholders' Equity for the Years Ended
              December 31, 2003, 2004 and 2005.........................F-4

         Notes to Financial Statements.................................F-5

                        Killman, Murrell & Company, P.C.
                          Certified Public Accountants

1931 E. 37th Street, Suite 7        3300 N. A Street, Bldg. 4, Suite 200      2626 Royal Circle
Odessa, Texas 79762                    Midland, Texas 79705                   Kingwood, Texas 77339
(432) 363-0067                      (432) 686-9381                            (281) 359-7224
Fax (432) 363-0376                  Fax (432) 684-6722                        Fax (281) 359-7112


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders
Acacia Automotive, Inc.
(formerly Gibbs Construction, Inc.)
Ocala, Florida


We have audited the accompanying balance sheets of Acacia Automotive, Inc. as of December 31, 2005, 2004 and 2003 and the related statement of stockholders' equity for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Acacia Automotive, Inc. as of December 31, 2005, 2004 and 2003 in conformity with United States generally accepted accounting principles.

As discussed in Note 3 to the financial statements, the Company has recently emerged from bankruptcy and has had no operations for three years, has no assets and does not have financial resources available for its use. The Company is not a going concern. Management's plans in regard to these matters are described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, if any.



/s/  Killman, Murrell & Company, P.C.
KILLMAN, MURRELL & COMPANY, P.C.
November 16, 2006
Odessa, Texas

                             ACACIA AUTOMOTIVE, INC.

                       (FORMERLY GIBBS CONSTRUCTION, INC.)

                                 BALANCE SHEETS


                                                                                 December 31,
                                                             --------------------------------------------------------
                                                                 2003               2004                     2005
                                                             ------------       ----------------        -------------
                                    ASSETS
   ASSETS                                                    $           -       $            -        $           -
                                                             =============       ===============        =============



             LIABILITIES AND STOCKHOLDERS' EQUITY

   LIABILITIES                                                $          -       $            -        $           -
                                                              ------------       ---------------        -------------



   STOCKHOLDERS' EQUITY:

   Preferred Stock, no par value, 6%
     non-cumulative dividend, 1,000,000
     shares authorized; none issued and
     outstanding.                                                        -                    -                    -

   Preferred Stock, $0.001 par value 2,000,000
     shares authorized; none issued and outstanding                      -                    -                    -

   Common Stock, $0.001 par value, 150,000,000
     shares authorized; 1,107,500 share issued and
     outstanding                                                     1,107                1,107                1,107

   Paid-In-Capital                                               5,042,727            5,042,727            5,042,727

   Retained Deficit                                             (5,043,834)          (5,043,834)          (5,043,834)
                                                              --------------      ---------------       --------------

   Total Stockholders' Equity                                            -                    -                    -
                                                              --------------       --------------       -------------

   Total Liabilities and Stockholder's Equity                $           -       $            -        $           -
                                                              ==============       ==============       =============









              The accompanying notes are an integral part of these
                             financial statements.
                                       F-3

                             ACACIA AUTOMOTIVE, INC.

                       (FORMERLY GIBBS CONSTRUCTION, INC.)

                        STATEMENT OF STOCKHOLDERS' EQUITY

                  YEARS ENDED DECEMBER 31, 2003, 2004 AND 2005



                                     Preferred Stock,  Preferred Stock,                                          Common
                                       No Par Value    $0.001 Par Value     Common Stock                         Stock
                                 --------------------  ----------------  ----------------   Paid-in     Retained Subscription
                                     Shares    Amount  Shares  Amount   Shares   Par Value  Capital     Deficit  Receivable  Total
                                 ---------  ---------  ------- ----   ---------- -------- ---------- ----------- --------  --------


Balance December 31, 2002         1,000,000 $ 200,000        - $  -    8,561,000 $ 85,610 $4,758,224 $(5,043,834)$      -  $      -
2006 Restructuring transactions
  Abandonment of Common
   Shares held by Creditor Trust       -         -           -    -     (501,000)  (5,010)     5,010           -        -         -
  Change in Par Value                  -         -           -    -            -  (72,540)    72,540           -        -         -
  Reverse Stock Split                  -         -           -    -   (7,052,500)  (7,053)     7,053           -        -         -
  Preferred Stock Exchange       (1,000,000) (200,000)                   100,000      100    199,900           -        -         -
                                 ---------- ---------  ------- ----   ---------- -------- ---------- ----------- --------  --------

Restated Balance December 31,
   2002, 2003, 2004 and 2005           -    $    -           - $  -    1,107,500 $  1,107 $5,042,727 $(5,043,834)$      -  $      -
                                 ========== =========  ======= ====   ========== ======== ========== =========== ========= =========


















              The accompanying notes are an integral part of these
                             financial statements.
                                       F-4

                             ACACIA AUTOMOTIVE, INC.

                       (FORMERLY GIBBS CONSTRUCTION, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2003, 2004 AND 2005

NOTE 1: THE COMPANY

Gibbs Construction, Inc. ("Gibbs" or the "Company") was a full service, national commercial construction company located in Garland, Texas. During 1999, Gibbs experienced significant losses associated with certain construction projects, which were bonded by Gibbs' primary bonding surety. In the fourth quarter of 1999, Gibbs' bonding surety notified Gibbs that it would no longer provide completion and payment bonds for Gibbs' construction projects. Given these events, Gibbs began a series of negotiations with its bonding surety in December of 1999, which resulted in a written agreement in January of 2000, whereby the bonding surety would provide funds to finish certain projects and required Gibbs to terminate construction on other projects. These events led to Gibbs inability to satisfy its debts in the ordinary course of business and on April 20, 2000, Gibbs filed a Petition pursuant to Chapter 11 of the United States Bankruptcy Code.

On July 28, 2000, Gibbs received permission from its Court of Jurisdiction to solicit approval of its Plan of Reorganization. Gibbs continued to operate on a limited basis pending approval of its Plan of Reorganization. On November 10, 2000, Gibbs completed its Plan of Reorganization pursuant to an order of the court as follows:

    a) Gibbs transferred all of its assets and liabilities to the Gibbs Construction, Inc. Creditor Trust ("Trust").

    b) Gibbs issued 501,000 shares of its authorized but previously unissued common stock to the Trust in settlement of unsecured creditor claims.

    c) Gibbs approved issuance of 1,000,000 shares of a newly created preferred stock, with an aggregate liquidation preference value of $200,000 and a six percent (6%) non-cumulative dividend, to the bonding surety.

    d) Gibbs issued 4,000,000 shares of its authorized but previously unissued common stock to Thacker Asset Management, LLC (TAM), a Texas limited liability company, in exchange for certain operating assets and the obligation to complete certain construction projects of TAM.

Gibbs did not obtain a court ordered final decree from the bankruptcy court due to the difficulties encountered with the implementation of the re-organization plan. All operating activities ceased in 2002. On June 26, 2006, the bankruptcy trustee requested and received a Order for Final Decree. The 501,000 shares of common stock issued to the Trust were abandoned and returned to the Company on October 5, 2006. These shares have been cancelled.

On July 25, 2006, the Board of Directors of the Company met and approved the following actions:

    o    Changed the Company's name to Acacia Automotive, Inc.

    o Authorized 2,000,000 shares of $0.001 par value preferred stock and authorized the Board of Directors to:

         a.) set the number of shares constituting each series of preferred stock

         b.) establish voting rights, powers, preferences and conversion rights

    o Increased the authorized number of common shares to 150,000,000 and decreased the par value to $0.001.

                             ACACIA AUTOMOTIVE, INC.

                       (FORMERLY GIBBS CONSTRUCTION, INC.)

                          NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 2003, 2004 AND 2005

NOTE 1: THE COMPANY (Continued)

    o Authorized a one-for-eight reverse stock split of the Company's common stock.

    o Designated 525,000 shares of preferred stock as Series A Preferred Stock, with the following rights:

         a.) Dividends can be paid when declared by the Board of Directors but must be also simultaneously declared on the common stock.

         b.) Series A Preferred Stock may not be redeemed.

         c.) Each share of Series A Preferred Stock is convertible into one share of common stock at the option of the holders.

         d.) The holders of Series A Preferred Shares are certified to 50 votes on all matters to be voted on by the shareholders of the Company for each share of Series A Preferred Stock held.

    o Authorized the issuance of common stock and Series A Preferred Stock for services rendered and payments of organization expenses on behalf of the Company:

         a.) 8,567,500 shares of common stock.
         b.) 525,000 shares of Series A Preferred Stock.
         c.) Estimated issuance value is $172,350.

Certain of the actions approved by the Board of Directors on July 25, 2006, require the approval of the shareholders of the Company; however, since the Company's management has sufficient common stock ownership to assure approval of the actions taken, the various authorized stock transactions have been reflected in the accompanying financial statements.

NOTE 2: STOCKHOLDERS' EQUITY

Preferred Stock

In 2000, the bankruptcy court authorized the issuance of 1,000,000 shares of no par value preferred stock to the Company's bonding surety. These preferred shares have a liquidation preference value of $0.20 per share and have a six percent (6%) non-cumulative dividend rate. On October 27, 2006, the bonding surety agreed to exchange the 1,000,000 shares of no par value preferred stock for 100,000 shares of the Company's $0.001 par value common stock.

In July 2006 the Company's Board of Directors authorized a 2,000,000 share series of preferred stock and the Board of Directors were authorized to fix:

    o    The number of shares constituting each series of preferred stock

    o    Voting rights, powers, preferences and conversion rights

None of these preferred shares were outstanding at December 31, 2003, 2004 and 2005.

                             ACACIA AUTOMOTIVE, INC.

                       (FORMERLY GIBBS CONSTRUCTION, INC.)

                          NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 2003, 2004 AND 2005


NOTE 2: STOCKHOLDERS' EQUITY - (Continued)

Common Stock

Prior to July 25, 2006, the Company had authorized 15,000,000 shares of $0.01 par value common stock and 8,561,000 common shares outstanding. On July 25, 2006, the Company's Board of Directors approved the following actions which have been retroactively reflected in the Statement of Stockholders' Equity.

    o Abandonment of 501,000 shares of common stock issued to the creditor trust, on October 5, 2006.

    o    Change in par value for $0.01 to $0.001.

    o    One (1) for eight (8) reverse stock split.

Retained Deficit

The Company ceased all operations in 2002 and since that time there has been no operating results.

NOTE 3: GOING CONCERN

On June 26, 2006, the Bankruptcy Court for the Northern District of Texas, issued its Order for Final Decree related to the Company bankruptcy petition filed April 20, 2000. The Board of Directors convened its first post bankruptcy meeting on July 25, 2006, and assumed operating control. On August 15, 2006, the Company entered into a "Stock Purchase and Subscription Agreement" whereby the effective control of the Company was transferred to Steven L. Sample, an individual residing in the State of Florida. Mr. Sample and his assignees purchased 5,500,000 pre-split shares for an aggregate purchase price of $65,000 plus at least $20,000 to discharge any obligations of the Company and agreed to provide the capital such that the Company can arrange to have its filings with the United States Securities and Exchange Commission brought current.

The Company issued 8,567,500 shares of its post reverse split $0.001 par value common stock and 525,000 shares of its Series A Preferred Stock for services rendered and expenses paid (estimated total value $172,350).

None of the above described transactions provided the Company with operating funds.

On September 11, 2006, the Company issued a private placement memorandum for the sale of 8,000,000 shares of the Company's common stock at $2.00 per share. Without a successful raising of at least $1,000,000, the Company will not be able to commence operations.

EXHIBIT A - RESOLUTIONS AMENDMENDING ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S CAPITAL STRUCTURE


                            PROPOSAL NO. 1, 2, and 3

                  RESOLVED, that ARTICLE FOUR be, and it hereby is, deleted in its entirety and a new ARTICLE FOUR be, and it hereby is, adopted to read as follows:

                                  ARTICLE FOUR

                  The corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Preferred Stock" and Common Stock"; the total number of shares of stock which the corporation shall have authority to issue is One hundred fifty two million (152,000,000); the total number of shares of Preferred Stock shall be Two Million (2,000,000) with a par value of One Tenth of a Cent ($0.001); the total number of shares of Common Stock shall be One Hundred Fifty Million (150,000,000) with a par value of One Tenth of a Cent ($0.001).

                  Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix the voting rights, designations, powers, preferences, and the relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock; and to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding).

                  Effective on the filing of this Certificate of Amendment of
            Restated Certificate of Incorporation (the "Effective Time"), a one-for-eight reverse stock split of the Corporation's Common Stock shall become effective, pursuant to which each eight shares of Common Stock outstanding and held of record by each stockholder of the Corporation (including treasury shares) immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified and combined (the "Reverse Split") into one share of Common Stock automatically and without any action by the holder thereof upon the Effective Time and shall represent one share of Common Stock from and after the Effective Time (the "New Common Stock"). No fractional shares of Common Stock shall be issued as a result of such reclassification and combination. In lieu of any fractional share to which the stockholder would otherwise be entitled, the Corporation shall issue such additional fraction of a share as is necessary to increase the fractional share to a full share. Whether or not fractional shares are issuable upon such reclassification and combination shall be determined on the basis of the total number of shares of Old Common Stock held by a holder and the total number of shares of New Common Stock issuable to such holder as a result of the Reverse Split.

         EXHIBIT B - RESOLUTIONS AMENDMENTING ARTICLES OF INCORPORATION


                                 PROPOSAL NO. 4

         RESOLVED, that ARTICLE ONE be, and it hereby is deleted in its entirety and a new ARTICLE ONE be, and it hereby is, adopted to read as follows:

                                   ARTICLE ONE

         The name of the Corporation is Acacia Automotive, Inc.

 EXHIBIT C - PROSPOSED DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A
                                PREFERRED STOCK

The Series A Preferred Stock shall consist of 525,000 shares. The powers, preferences, rights, restrictions, and other matters relating to the Series A Preferred Stock are as follows:

1.       Dividends

         (a) Dividends may be paid on either or both the Common Stock and the Series A Preferred Stock as and when declared by the Board of Directors of the Corporation out of funds of the Corporation legally available for the payment of dividends, except that so long as any shares of Series A Preferred Stock are outstanding:

                    (i) No dividend (other than a dividend payable in shares of the Corporation in the manner provided in paragraph 1(a)(ii) below) shall be declared or paid upon either the Common Stock or the Series A Preferred Stock unless such dividend is simultaneously declared and paid upon both Common Stock and Series A Preferred Stock, the dividend on the Series A Preferred Stock being paid on an as converted basis.

                    (ii) Stock dividends declared and paid on the Common Stock shall be payable solely in shares of Common Stock and stock dividends declared and paid on the Series A Preferred Stock shall be paid solely in shares of Series A Preferred Stock. No stock dividend may be declared or paid on the Common Stock unless a stock dividend payable in shares of Series A Preferred Stock, proportionately on a per share basis, is simultaneously declared and paid on the Series A Preferred Stock. No stock dividend may be declared or paid on the Series A Preferred Stock unless a stock dividend payable in shares of Common Stock, proportionately on a per share basis, is simultaneously declared and paid on the Common Stock.

         (b) In the event the Corporation shall declare a distribution (other than any distribution described in Section 2 or Section
                  3) payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of the Series A Preferred Stock of the number of shares of Common Stock of the Corporation into which their respective shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation entitled to receive such distribution.

2.       Liquidation

         (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock and Series A Preferred Stock shall participate ratably in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred Stock then held by them.

         (b) For purposes of this Section 2, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or
                  (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of

                  Series A Preferred Stock and Common Stock to receive at the closing in cash, securities or other property amounts as specified in Sections 2(a) above.

         (c) Whenever the distribution provided for in this Section 2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors.

3.       Redemption - The Series A Preferred Stock may not be redeemed.

4.       Voting Rights

         Each holder of shares of the Series A Preferred Stock shall be entitled to 50 votes on all matters to be voted on by the shareholders of the Corporation for each share of Series A Preferred Stock held.

5.       Conversion

         The holders of the Series A Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into one share of Common Stock.

         (b) Mandatory Conversion of Series A Preferred Stock. Upon the death of the Original Holder or the transfer of shares of Series A Preferred Stock to any person other than a Permitted Transferee, then, without further act on the part of any person, each share of Series A Preferred Stock issued and outstanding (in the case of the Original Holder's death) or each share of Series A Preferred Stock transferred to a person other than a Permitted Transferee (in the case of such a transfer) shall be converted to ten fully paid and nonassessable share of Common Stock. Upon any such conversion, stock certificates formerly representing outstanding shares of Series A Preferred Stock shall thereupon and thereafter be deemed to represent a like number of shares of Common Stock, and any outstanding right to receive Series A Preferred Stock shall automatically become the right to receive a like number of shares of Common Stock.

         (c) Mechanics of Conversion. Before any holder of Series A Preferred Stock shall be entitled to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that the holder elects to convert the same and shall state therein the name or names in which the holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

         (d) Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivision of Common Stock. The shares of Common Stock and Series A Preferred Stock shall not be subdivided by a stock split, reclassification or otherwise or combined by reverse stock split, reclassification or otherwise unless, at the same time, the shares of Common Stock and Series A Preferred Stock are proportionately, on a per share basis, so subdivided or combined.

         (e) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the

                  Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

         (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out if its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation.

6.       Restrictions and Limitations.

         (a) Transfer of Series A Preferred Stock. No person holding shares of Series A Preferred Stock may transfer, and the Corporation shall not register the transfer of such shares of Series A Preferred Stock, whether by sale, assignment, exchange, gift, bequest, appointment or otherwise, except to a "Permitted Transferee." The term "Permitted Transferee" shall mean any trust that is established by the holder to whom the shares were initially issued (the "Original Holder") for estate planning purposes that provides for distribution to the Original Holder's beneficiaries of shares of Series A Preferred Stock upon the Original Holder's death, provided that the Original Holder retains voting control with respect to such shares of Series A Preferred Stock until his death.

                    (i) If any shares of Series A Preferred Stock are acquired by any person who is not a Permitted Transferee, all shares of Series A Preferred Stock then held by such person shall be deemed, without further act on the part of any person, to be converted into shares of Common Stock, and stock certificates formerly representing such shares of Series A Preferred Stock shall thereupon and thereafter be deemed to represent the like number of shares of Common Stock.

                    (ii) Notwithstanding anything to the contrary set forth
                         herein, the Original Holder may pledge his shares of Series A Preferred Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for indebtedness due to the pledgee; provided, however, that (i) the Original Holder at all times retains voting control with respect to such pledged shares until an event of foreclosure or similar action, and
                         (ii) such shares shall not be transferred to or registered in the name of any such pledgee and shall remain subject to the provisions of this paragraph (b). In the event of foreclosure or other similar action by the pledgee, such pledged shares of Series A Preferred Stock shall be deemed, without further act on the part of any person, to be converted into shares of Common Stock and transferred to the pledgee.

                    (iii) Shares of Series A Preferred Stock shall be registered in the names of the beneficial owners thereof and not in "street" or "nominee" name. For this purpose, a "beneficial owner" of any shares of Series A Preferred Stock shall mean the Original Holder or a Permitted Transferee. The Corporation shall note or cause to be noted on the certificates for shares of Series A Preferred Stock, the existence of the restrictions on transfer and registration of transfer imposed by this paragraph 6.

7.       No Reissuance of Series A Preferred Stock

         No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                                      PROXY


           This Proxy is Solicited on Behalf of the Board of Directors
                            GIBBS CONSTRUCTION, INC.
                                 SPECIAL MEETING
                                February 1, 2007

         The undersigned hereby appoints Steven L. Sample as proxy to represent the undersigned, with full power of substitution at the Special Meeting of Stockholders of Gibbs Construction, Inc, to be held on Thursday, February 1, 2007, at 10:00 a.m. at Richardson Renaissance Hotel, 900 E. Lookout Drive, Richardson, TX 75082 and at any and all adjournments thereof:

1.  PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO

                EFFECT A ONE FOR EIGHT REVERSE STOCK SPLIT OF OUR COMMON STOCK;

         FOR /   /             AGAINST /   /                   ABSTAIN   /   /

2.  PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO

                INCREASE THE NUMBER OF AUTHORIZED SHARES TO 150,000,000, CHANGING THE PAR VALUE FROM $0.01 PER SHARE TO $0.001 PER SHARE;

         FOR /   /             AGAINST /   /                   ABSTAIN   /   /

3.  PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO

                AUTHORIZE 2,000,000 SHARES OF PREFERRED STOCK, GRANTING THE DIRECTORS THE POWER TO ESTABLISH THE RIGHTS, POWERS, AND PRIVILEGES OF A SERIES OF PREFERRED STOCK.

         FOR /   /             AGAINST /   /                   ABSTAIN   /   /

4. PROPOSAL TO AMEND THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE CORPORATION TO ACACIA AUTOMOTIVE, INC.

         FOR /   /             AGAINST /   /                   ABSTAIN   /   /

In their discretion, the Proxies are authorized to vote upon such other matters that may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4.

Signatures of Stockholder(s) ________________________________ Dated ___________
NOTE: Signature should agree with name on stock certificate. Executors, administrators, trustees and other fiduciaries should so indicate when signing.